UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2014

IPOWorld

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54492

Nevada	27-3088652
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3472 Research Pkwy #104, Colorado Springs CO	80920
(Address of principal executive offices)	(Zip Code)

719-445-1234

(Registrant’s telephone number, including area code)

Balgriststrasse 106a, Zürich, Switzerland 8008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

See Convertible Note, Item 3.02

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Convertible Note, Item 3.02

Item 3.02 - Unregistered Sales of Equity Securities

Issuance of Shares

On October 17, 2014, IPOWorld (“the Company” or the Registrant”) with the approval of the Board of Directors agreed to issue 1,000,000 unregistered restricted Preferred Voting Stock, which carries a voting weight equal to fifty (50) Common Shares and 14,500,000 restricted common shares to Edward Heckerson, the Company's sole officer/director in exchange for past services he rendered to the Company since his appointment on February 15, 2014. These services include but are not limited to: corporate guidance, operations, regulatory compliance and the seeking and successful acquisition of Company financing. The shares were valued $15,500.00, based on $0.001 par value.

Before Mr. Heckerson received the restricted shares, he was known to IPOWorld through a long-term pre-existing business relationship as the Company's sole officer/director. IPOWorld did not engage in any form of general solicitation or general advertising in connection with this transaction. The shareholder was provided access to all material information, which he requested and all information necessary to verify such information. Mr. Heckerson acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. He understood the ramifications of his actions. The shares of Preferred Voting Stock issued contained a legend restricting transferability absent registration or applicable exemption.

IPOWorld relied upon Section 4(2) of the Securities Act for the offer and sale. IPOWorld believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Upon the issuance of 14,500,000 restricted common shares, the Company will have 39,500,000 common shares issued and outstanding.

Convertible Note

On September 30, 2014, the Company entered into a Convertible Note Agreement ("the Note") with Lakeview, ("Lakeview") pursuant to which the Company received $200,000 as a loan from Lakeview.

The Note is immediately due and payable and interest shall accrue at the rate of seven (7%) percent. The Note is convertible into the Registrant’s common stock, par value $0.001, in whole or in part, with any accrued and unpaid interest at any time or times before December 31, 2015. The conversion price shall be at a price of $0.08 per unregistered restricted common share, for a potential conversion of up to 2,500,000 shares. The conversion includes the amount of any interest or penalties due to Lakeview.

The Note referred to above (and the shares of common stock underlying them) are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Lakeview represented and warranted that any converted shares of Common Stock are being acquired for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the Lakeview has no present intention of distributing or reselling such shares.

The above described executed Convertible Promissory Note is attached hereto and incorporated by reference as Exhibit 10.1.

Item 5.01 - Changes in Control of Registrant.

See "Issuance of Shares" Item 3.02 above.

In connection with the issuance of the Preferred Voting shares, described in Section 3.01 of this Current Report on Form 8-K, IPOWorld issued 1,000,000 unregistered restricted Preferred Voting Stock, which carries a voting weight equal to fifty (50) Common Shares from its treasury to Edward Heckerson. As a result, Mr. Heckerson will have the voting power of approximately 55.8% of the IPOWorld's stock immediately following the issuance of the Preferred Voting Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 17, 2014, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60-days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Shares Beneficially Owned					% of Total Voting Power(1)
	Common		Voting Preferred
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Edward Heckerson(2)	0	0%	1,000,000	100%	55.8%

All executive officers and directors as a group (1 person)	0	0%	1,000,000	100%	55.8%

Other 5% Stockholders

MOBO Family Trust(3)	14,500,000	36.7%	0	0%	16.2%

ESE Group, LLC (4)	13,000,000	32.9%	0	00%	14.5%	-

(1) Percentage of total voting power represents voting power with respect to all sharesof our common stock (39,500,000 issued and outstanding) and Preferred Voting Stock (1,000,000 shares issued and outstanding), as a single class. The holders of our Preferred Voting Stock are entitled to fifty (50) votes per share, and holders of our common stock are entitled to one vote per share. The 1,000,000 Preferred Voting Shares have voting rights equal to 50,000,000 common shares. Percentage of Total Voting Power is calculated based on an aggregate of 89,500,000 (39,500,000 Common + 50,000,000 Preferred Voting Rights) shares issued and outstanding.

(2) Edward Heckerson, 3472 Research Pky #104, Colorado Springs CO 80920. This number does not include the 13,000,000 common shares owned by ESE Group, LLC that is owned and controlled by an immediate family member of Mr. Heckerson.

(3) MOBO Family Trust, 500 N Rainbow, Suite 300 Las Vegas NV 89107 Lauren Metzger, is the Trustee who exercises the sole voting and dispositive powers with respect to the shares owned and has the ultimate voting control over the shares held this entity.

(4) ESE Group, LLC, 120 State Ave. NE, PMB 268, Olympia, WA 98501. Marlena Niemann is the beneficial owner who exercises the sole voting and dispositive powers with respect to the shares owned and has the ultimate voting control over the shares held this entity.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2014, upon Board approval, IPOWorld filed Articles of Designation with the Nevada Secretary of State. The Articles of Designation create a class of Preferred Voting Stock, par value $0.001. One Million (1,000,000) Preferred Voting Stock were authorized. The Preferred Voting Stock carry a voting weight equal to fifty (50) Common Shares. The shares of the Preferred Voting Stock are not redeemable and cannot be converted into Common Shares, unless it is approved by the Board of Directors and agreed upon by the Preferred Voting Shareholders.

The Company’s Articles of Designation is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 5.06 - Change in Shell Company Status

The Company ceased to be a shell company on September 30, 2014. This status change is a result of the Company obtaining $200,000 in funding through the sale of a convertible note (see Exhibit 10.1). This funding will allow management to move forward in building the infrastructure and operations of the Company.

Therefore, with this recent event, management believes that the Company is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 8.01 - Other Events.

Concurrently, with the change of control of new management, the Registrant has changed its principal executive offices to 3472 Research Pkwy #104, Colorado Springs CO 80920 from: Balgriststrasse 106a, 8008 Zürich, Switzerland.

Item 9.01 - Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.3	Articles of Designation of Preferred Voting Stock, dated October 17, 2014	X
10.1	Convertible Note between IPOWorld and Lakeview, dated September 30, 2014	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IPOWorld Registrant

Date: October 22, 2014	/s/ Edward Heckerson
Name: Edward Heckerson Corporate Secretary
Acting Principal Executive Officer Acting Principal Accounting Officer